Stellar Biotechnologies Announces Reverse Stock Split Effective September 2, 2015

PORT HUENEME, CA -- (Marketwired - September 02, 2015) - Stellar Biotechnologies, Inc. ("Stellar" or "the Company") (OTCQB: SBOTD) (TSX VENTURE: KLH), the leader in sustainable manufacture of Keyhole Limpet Hemocyanin ("KLH"), is pleased to announce that, effective September 2, 2015, the Company has consolidated its issued and outstanding common shares (the "Shares") on the basis of one (1) post-consolidated common Share for every ten (10) pre-consolidated Shares (the "Reverse Split").

The Reverse Split was approved by the Company's Board of Directors in accordance with the Company's Articles, and has received the approval of the Financial Industry Regulatory Authority (FINRA) and the TSX Venture Exchange.

"This reverse stock split represents a positive milestone for Stellar Biotechnologies since it will support the requirements of uplisting to the NASDAQ Capital Market," said Frank Oakes, President, Chief Executive Officer and Chairman of Stellar Biotechnologies, Inc. "We believe Stellar is entering an exciting growth phase, such as our recently announced plans to expand KLH operations in anticipation of new immunotherapy opportunities. The NASDAQ uplisting is intended to advance these growth strategies by attracting a broader, more diverse shareholder base and new visibility for Stellar to institutional investors." There can, however, be no assurance that the Company's application to NASDAQ for the listing of the common shares will be approved in the near future or at all.

In accordance with FINRA's procedures for reverse stock splits, Stellar's stock symbol on the OTCQB Marketplace will be "SBOTD" (with a "D" replacing the "F") for a period of twenty (20) business days, after which time, the symbol will revert back to "SBOTF." Assuming the Company's listing application to NASDAQ is approved, the Company's stock symbol will become "SBOT." The Company's stock symbol on the TSX Venture Exchange will remain unchanged. The new CUSIP number for the Shares will be 85855A203 and the new ISIN number will be CA85855A2039.

The Reverse Split will not affect any shareholder's ownership percentage of the Company's common shares without par value, except to the limited extent that the Reverse Split would result in any fractional shares. No fractional shares will be issued under the Reverse Split and any fraction will be rounded to the nearest whole share.

The Reverse Split will reduce the number of shares of the Company's issued and outstanding common shares from 79,847,550 to approximately 7,984,755. Proportional adjustments will be made to the Company's outstanding options, warrants, and other convertible securities that are outstanding immediately prior to the Reverse Split, in accordance with the terms of the plans, agreements, or arrangements governing such options, warrants, and other convertible securities. The Company's authorized shares will remain unchanged.

Registered shareholders holding shares through a brokerage account will have their shares automatically adjusted to reflect the post-consolidated Shares. Registered shareholders holding physical common share certificates will receive a letter of transmittal from the Company's transfer agent, Computershare Investor Services Inc., with specific instructions regarding the exchange of their certificates.

For additional information regarding the Company's Reverse Split and proposed NASDAQ uplisting, please visit: http://ir.stellarbiotechnologies.com/reverse-stock-split-faq

To view the Company's current filings under Form 10-K, 10-Q and 8-K, please visit the U.S. SEC website (www.sec.gov/edgar). To view the Company's filings with the Canadian Securities Administrators ("CSA"), including the Management Discussion and Analysis and related consolidated financial statements, please visit the CSA's SEDAR website (www.sedar.com).

About Stellar Biotechnologies, Inc.

Stellar Biotechnologies, Inc. (OTCQB: SBOTD) (TSX VENTURE: KLH) is the leader in sustainable manufacture of Keyhole Limpet Hemocyanin (KLH), an important immune-stimulating protein used in wide-ranging therapeutic and diagnostic markets. KLH is both an active pharmaceutical ingredient (API) in many new immunotherapies (targeting cancer, immune disorders, Alzheimer's and inflammatory diseases) as well as a finished product for measuring immune status. Stellar Biotechnologies is unique in its proprietary methods, facilities, and KLH technology. We are committed to meeting the growing demand for commercial-scale supplies of GMP grade KLH, ensuring environmentally sound KLH production, and developing KLH-based active immunotherapies.

Visit www.stellarbiotech.com and the KLH knowledge base www.klhsite.org.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements may be identified by the use of words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may," "will," "would," "could," "should," "might," "potential," or "continue" and variations or similar expressions. Readers should not unduly rely on these forward-looking statements, which are not a guarantee of future performance. There can be no assurance that forward-looking statements will prove to be accurate, as all such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause actual results or future events to differ materially from the forward-looking statements. Such risks include, but may not be limited to: general economic and business conditions; technology changes; competition; changes in strategy or development plans; governmental regulations and the ability or failure to comply with governmental regulations; the timing of anticipated results; and other factors referenced in the Company's filings with securities regulators. For a discussion of further risks and uncertainties related to the Company's business, please refer to the Company's public company reports filed with the TSX Venture Exchange and the U.S. Securities and Exchange Commission. All forward-looking statements are made as of the date hereof and are subject to change. Except as required by law, the Company assumes no obligation to update such statements. This press release does not constitute an offer or solicitation of an offer for sale of any securities in any jurisdiction, including the United States. Neither the TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of the information contained in this press release.

Stellar Biotechnologies Company Contact:
Mark A. McPartland
Vice President of Corporate Development and Communications
Phone: +1 (805) 488-2800 ext. 103
markmcp@stellarbiotech.com
www.stellarbiotech.com

Investor Inquiries:
Joseph Green
The Ruth Group
Phone: +1 (646) 536-7013
jgreen@theruthgroup.com

Media Inquiries:
Joanna Zimmerman
The Ruth Group
Phone: +1 (646) 536-7006
jzimmerman@theruthgroup.com